UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 15, 2022

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-10709	95-4300881
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

(818) 244-8080

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	PSB	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.250% Cum Pref Share, Series X, $0.01 par value	PSBPrX	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.200% Cum Pref Share, Series Y, $0.01 par value	PSBPrY	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.875% Cum Pref Share, Series Z, $0.01 par value	PSBPrZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 15, 2022, PS Business Parks, Inc. (the “Company”) held its Special Meeting of Stockholders (the “Special Meeting”). As of the close of business on June 7, 2022, the record date for the Special Meeting, there were 27,631,499 shares of common stock of the Company issued and outstanding and entitled to vote at the Special Meeting. Stockholders holding a majority of the shares of common stock of the Company entitled to vote were present or represented by proxy at the Special Meeting, constituting a quorum for all matters presented at the Special Meeting.

The following is a brief description of each matter voted upon at the Special Meeting and a statement of the number of votes cast for or against and the number of abstentions with respect to each matter, as applicable. The matters listed below are described in more detail in the proxy statement filed by the Company with the U.S. Securities and Exchange Commission on June 8, 2022.

Proposal No. 1: A proposal to approve the merger (the “Company Merger”) of Sequoia Merger Sub I LLC (“Merger Sub I”) with and into the Company, as contemplated by the Agreement and Plan of Merger, dated as of April 24, 2022, as may be amended from time to time, by and among the Company, PS Business Parks, L.P., Sequoia Parent LP, Merger Sub I and Sequoia Merger Sub II LLC (the “Merger Agreement”), and the other transactions contemplated by the Merger Agreement (the “Company Merger Proposal”)

Votes For	Votes Against	Abstain
24,637,379	10,163	60,989

Proposal No. 2: A proposal to approve, on a non-binding, advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Company Merger (the “Advisory Compensation Proposal”)

Votes For	Votes Against	Abstain
10,201,845	14,470,713	35,973

Because the Company’s stockholders approved the Company Merger Proposal, a third proposal to adjourn the Special Meeting for the purpose of soliciting additional proxies was not submitted to the Company’s stockholders for approval at the Special Meeting.

Because none of the proposals before the Special Meeting were “routine” matters, there were no broker non-votes occurring in connection with these proposals at the Special Meeting.

Subject to the satisfaction or waiver of all of the conditions to the closing of the Company Merger in the Merger Agreement, the Merger is expected to be completed on or about July 20, 2022.

Item 8.01	Other Events

On July 15, 2022, the Company issued a press release announcing the results of the voting at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release issued on July 15, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Dated: July 15, 2022	By:	/s/ Adeel Khan
		Name:	Adeel Khan
		Title:	Executive Vice President, Chief Financial Officer and Corporate Secretary